UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 8, 2005, Brian D. Boyce, Corporate Controller of LoJack Corporation, was appointed its Principal Accounting Officer. Keith E. Farris, Chief Financial Officer of LoJack, held the position prior to Mr. Boyce’s appointment.

Mr. Boyce is 51 years old. He joined LoJack on August 26, 2005 as Corporate Controller with the expectation that he eventually would assume the responsibilities of principal accounting officer. Prior to joining LoJack, Mr. Boyce was Chief Financial Officer for Exact Software North America, the United States subsidiary of Exact Software, B.V. At Exact, Brian had North American responsibility for finance and accounting, taxes and information systems. Mr. Boyce is a Certified Public Accountant and brings to LoJack over twenty-five years of high technology finance and accounting experience in both public and private company settings. In addition to being a Certified Public Accountant, Mr. Boyce earned his undergraduate degree in history at the College of the Holy Cross and his MBA at Babson College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION

(Registrant)

By: /s/ Keith Farris

Keith Farris
Vice President of Finance and
Chief Financial Officer

Date: November 14, 2005